THIRD AMENDMENT to the
CUSTODY AGREEMENT

THIS THIRD AMENDMENT to the Custody Agreement is made and entered into by and between NORTH SQUARE INVESTMENTS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”). and is effective as of the date last written on the signature block.

WHEREAS, the Trust and the Custodian have previously entered into a certain Custody Agreement, dated as of May 9, 2019 (the "Agreement"); and

WHEREAS, the parties desire to add the new funds to its series; and

WHEREAS, the parties desire to amend the fee schedule of the Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

(2)Effective June 1, 2020, Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

(3)Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year last written below.

North Square Investments Trust        U.S. Bank National Association
By:__/s/ Alan E. Molotsky_________        By:___/s/ Anita Zagrodnik________
Name: __Alan E. Molotsky_______        Name: __Anita Zagrodnik_________
Title: _Secretary/Treasurer________        Title: ___Senior Vice President______
Date: __8/30/20_________________        Date: ____9/15/2020_______________

Exhibit B
to the
Custody Agreement

Fund Names

North Square Advisory Research All Cap Value Fund
North Square Dynamic Small Cap Fund
North Square Multi Strategy Fund
North Square Oak Ridge All Cap Growth Fund (formerly Disciplined Growth Fund)
North Square Oak Ridge Dividend Growth Fund
North Square Oak Ridge Small Cap Growth Fund
North Square Strategic Income Fund
North Square Altrinsic International Equity Fund
North Square McKee Bond Fund

Exhibit C to the Custody Agreement
Custody Services Fee Schedule at June 1, 2020
Annual Fee Based Upon Market Value per Fund*
[ ] basis point on average daily market value of all long securities and cash held in the portfolio
Minimum annual fee per fund – $[ ]. As of July 2020, U.S. Bank Global Fund Services agrees to waive [ ] of the per fund minimum fee the first year and [ ] of the per fund minimum fee the second year for new funds launched after June 1, 2020.

Plus portfolio transaction fees

Portfolio Transaction Fees
•$[ ]    – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$[ ]    – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[ ]    – Option/SWAPS/future contract written, exercised or expired
•$[ ]    – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$[ ]    – Physical security transaction
•$[ ]    – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•See Additional Services Fee schedule for global servicing.
•$[ ] per Sub Advisor
•$[ ] per Segregated Custody Account
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus [ ] unless a line of credit is in place.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Exhibit C (continued) to the Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule
[ ]

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
•[ ] – [ ] foreign securities – $[ ]; [ ] – [ ] foreign securities – $[ ]; Over [ ] foreign securities – $[ ]
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
•Tax reclaims that have been outstanding for more than [ ] ([ ]) months with the client will be charged $[ ] per claim.
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Margin Management Services

Requires U.S. Bank as custodian for all assets

$[ ] annual program fee (includes up to [ ] Account Control Agreements)

$[ ] annual fee per each additional Account Control Agreement.

Fees are calculated pro rata and billed monthly

Extraordinary Services –
Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to the client directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average

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